CONTACTS:                  FOR TOMMY HILFIGER CORPORATION:

                           INVESTOR RELATIONS:           PUBLIC RELATIONS:
                           Valerie Martinez              Kekst and Company
                           (212) 549-6780                Ruth Pachman/Dawn Dover
                                                         (212) 521-4891/4817

                           FOR APAX PARTNERS:

                           Financial Dynamics
                           Torie Pennington/ Holli Rafkin-Sax
                           (212) 850-5629/5789



                                                           FOR IMMEDIATE RELEASE

 TOMMY HILFIGER CORPORATION ANNOUNCES AGREEMENT TO BE ACQUIRED BY FUNDS ADVISED
      BY APAX PARTNERS FOR $16.80 PER SHARE OR APPROXIMATELY $1.6 BILLION

HONG KONG, LONDON and NEW YORK, December 23, 2005 - Tommy Hilfiger Corporation (NYSE: TOM) and Apax Partners, a leading global private equity firm, announced today a definitive agreement under which Funds advised by Apax Partners will acquire Tommy Hilfiger Corporation in a merger at a price of $16.80 per share in cash, representing a transaction value of approximately $1.6 billion.

David F. Dyer, Chief Executive Officer of Tommy Hilfiger Corporation, said, "We believe this transaction is a validation of the brand and the global opportunities that lie ahead. Since late 2003, we have been focused on improving operating performance and executing on long-term plans to regain our position as a high-growth, high-return enterprise. We made considerable strides to this end, while understanding that there was still work ahead of us and that our progress to date put us in a strong position to consider other ways to unlock the value of our brand and franchise. As a result, in August the Board retained J. P. Morgan Securities Inc. to assist the Company in reviewing its strategic alternatives. This review included careful consideration of a variety of options, including recapitalizations, restructurings, share buybacks and other measures to create value, including a possible sale of the Company. As part of this effort, the Board undertook a wide-ranging auction process, ultimately resulting in the unanimous determination by the Company's independent directors that the offer from Apax Partners was in the best interests of the Company and our shareholders." "Bottom line, it was a thorough and fair process," said Mario
L. Baeza, Lead Director of Tommy Hilfiger Corporation.

Michael Phillips, Partner, Apax Partners Worldwide LLP, said, "Apax Partners has a long track record of successful investments in the retail and consumer sector, and we believe the flexibility that will be afforded Tommy Hilfiger Corporation as a private company with a powerful global brand will enable the business to grow on both operational and financial levels."

Tommy Hilfiger, the Company's Founder, Honorary Chairman, and Principal Designer said, "This is an exciting new phase in our evolution as a global lifestyle company. I am also pleased that in addition to ensuring the strength of the Tommy Hilfiger brand at the higher end of the spectrum, we can continue to move ahead with the already successful global expansion. I will continue to be actively involved in the business and believe that Apax Partners is the ideal partner to help us in our next stage of growth."

Mr. Hilfiger has agreed with Apax Partners to enter into a new employment agreement upon consummation of the transaction, pursuant to which he will continue as Principal Designer as well as Chairman of the Strategy and Design Board. Fred Gehring, Chief Executive Officer of Tommy Hilfiger Europe, and Ludo Onnink, Chief Financial Officer of Tommy Hilfiger Europe, have also agreed with Apax Partners to enter into new employment agreements upon closing. At that time, having completed his effort to realize value for Tommy Hilfiger shareholders, Mr. Dyer will leave Tommy Hilfiger Corporation and Mr. Gehring will assume the leadership of the Company.

The transaction is expected to close in Spring 2006 and is subject to shareholder approval, the successful completion by the Company of cash tender offers/consent solicitations for the Company's outstanding 6.85% Notes due 2008 and 9% Senior Bonds due 2031, delivery of committed financing as well as customary regulatory and other closing conditions.

J. P. Morgan Securities Inc. acted as exclusive financial advisor to Tommy Hilfiger Corporation and rendered a fairness opinion in connection with the transaction. Wachtell, Lipton, Rosen & Katz acted as legal counsel to Tommy Hilfiger Corporation. Citigroup Corporate and Investment Banking and Credit Suisse First Boston acted as financial advisors to Apax Partners. Skadden, Arps, Slate, Meagher & Flom LLP and Clifford Chance US LLP acted as legal counsel to Apax Partners. In addition, Ernst & Young LLP provided accounting and tax advisory services to Apax Partners. Citigroup Corporate and Investment Banking and Credit Suisse First Boston have provided committed financing to support the acquisition and will be assembling a syndicate which is expected to include Fortis Bank, the Company's existing relationship bank in Europe, at a senior level.



ABOUT TOMMY HILFIGER CORPORATION

Tommy Hilfiger Corporation, through its subsidiaries, designs, sources and markets men's and women's sportswear, jeanswear and childrenswear. The Company's brands include Tommy Hilfiger and Karl Lagerfeld. Through a range of strategic licensing agreements, the Company also offers a broad array of related apparel, accessories, footwear, fragrance, and home furnishings. The Company's products can be found in leading department and specialty stores throughout the United States, Canada, Europe, Mexico, Central and South America, Japan, Hong Kong, Australia and other countries in the Far East, as well as the Company's own network of outlet and specialty stores in the United States, Canada and Europe.


ABOUT APAX PARTNERS

Apax Partners is one of the world's leading private equity investment groups, operating across the United States, Europe, Israel and Asia. Apax Partners has raised or advised approximately US $20 billion around the world. With more than 30 years of direct investing experience, Funds advised by Apax Partners provide long-term equity financing to build and strengthen world-class companies. It pursues a multi-stage equity investment strategy, investing in late venture, growth capital and buyouts. Examples of retail and consumer investments include:
Phillips-Van Heusen, Tommy Bahama, Spyder Active Sports, Dollar Tree Stores, The Children's Place, Charlotte Russe and Focus Wickes.

Funds advised by Apax Partners invest in companies across its global sectors of Retail & Consumer, Tech & Telecom, Media, Healthcare and Financial & Business Services.


SAFE HARBOR STATEMENT

Statements made by the Company that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of

1934, as amended. Such statements are indicated by words or phrases such as "anticipate," "estimate," "project," "expect," "believe" and similar words or phrases. Such statements are based on current expectations and are subject to certain risks and uncertainties, many of which are beyond our control including, but not limited to, the overall level of consumer spending on apparel; the financial strength of the retail industry generally and the Company's customers, distributors, and licensees in particular; changes in trends in the market segments and geographic areas in which the Company competes; the level of demand for the Company's products; actions by our major customers or existing or new competitors; the effect of the Company's strategy to reduce U.S. distribution in order to bring supply and demand into balance; changes in currency and interest rates; changes in applicable tax laws, regulations and treaties; changes in economic or political conditions or trade regulations in the markets where the Company sells or sources its products; the effects of any consolidation of the Company's facilities and actions to reduce selling, general and administrative expenses; the ability to satisfy closing conditions in connection with the Company's merger agreement; the outcome of the class action lawsuits against the Company and the Company's discussions with the Hong Kong Inland Revenue Department and other tax authorities and the financial statement impact of such matters; as well as other risks and uncertainties set forth in the Company's publicly-filed documents, including this press release and the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2005. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.